EXHIBIT 10.1
AMENDMENT TO
CHARTER COMMUNICATIONS, INC
AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

THIS AMENDMENT (this “Amendment”) to the Charter Communications, Inc. Amended and Restated 2009 Stock Incentive Plan (the “Plan”) is dated as of October 25, 2016 (the “Amendment Effective Date”).

1.Non-Transferability of Options. Section 6.1(a) of the Plan is hereby amended and restated as follows:

No Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act). Notwithstanding the foregoing, the Committee may, in its discretion, set forth in the Agreement evidencing an Option at the time of grant or thereafter, that the Option may be transferred to (i) one or more members of the Optionee’s family, (ii) a trust for the benefit of the Optionee and/or one or more members of the Optionee’s family, (iii) a trust under the terms of which the Optionee has retained a “qualified interest” within the meaning of Section 2702(b)(1) of the Code and/or a reversionary interest, or (iv) a corporation, partnership or limited liability company in which the Optionee, a trust described in clauses (ii) or (iii), and/or one or more members of the Optionee’s family own all of the outstanding shares, partnership interests or membership interests, as applicable (any such person or entity, a “Permitted Transferee”). For this purpose, members of the Optionee’s family shall mean the Optionee’s spouse, parents, children, stepchildren, grandchildren, and more remote descendants, the Optionee’s siblings and descendants of such siblings, and the spouses of such persons. During the lifetime of the Optionee (or, following transfer, the Permitted Transferee), the Option shall be exercisable only by the Optionee (or, following transfer, the Permitted Transferee). The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs, successors and Permitted Transferees of the Optionee.

2.Effective Date. This Amendment shall become effective as of the Amendment Effective Date. Except as expressly set forth herein, the Plan shall remain in full force and effect in accordance with its terms.

[End of Document]